                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ALTUS PHARMACEUTICALS INC.

      Altus Pharmaceuticals Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the Corporation is Altus Pharmaceuticals Inc. The date of filing of the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 2001 under the name Altus Biologics Inc.

      2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 20, 2004 that, among other matters, changed the name of the Corporation to Altus Pharmaceuticals Inc. (the "Restated Certificate of Incorporation"). Thereafter, a Certificate of Amendment to the Restated Certificate of Incorporation was filed on October 11, 2005.

      3. The Corporation's Restated Certificate of Incorporation, as amended, is hereby further amended as follows:

      A. By adding the following paragraph after the second paragraph of Section A of Article FOURTH thereof:

      "Upon the effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation, as amended (the "Effective Time"), each 2.293 issued shares of Common Stock shall be combined and changed into one (1) whole share of Common Stock (the "Reverse Stock Split"), which shares shall be fully paid and nonassessable shares of Common Stock. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Each holder of Common Stock at the Effective Time who would otherwise have been entitled to a fraction of a share (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair value per share as determined by the Board."

      B. By replacing Section E(1)(c) of Article FOURTH thereof with the following:

      "In the event that the Corporation shall have accrued but unpaid dividends (whether or not declared) outstanding immediately prior to, and in the event of, a conversion of any shares of

Series B Preferred Stock as provided in Section E4 or Section E5 hereof, such dividends shall be declared and paid, out of funds legally available therefor, immediately prior to such conversion in the form of that number of fully paid and nonassessable whole shares of Common Stock as is determined by dividing the total amount of accrued but unpaid dividends (whether or not declared) by the then fair market value of the Common Stock as determined in good faith by the Board of Directors. For purposes of the payment of such dividends in connection with the conversion of any shares of Series B Preferred Stock as provided in Section E5 hereof, the then fair market value of the Common Stock shall be deemed to equal the initial sale price of the Common Stock to the public at the time of the pricing of the Qualifying Public Offering. No fractional shares of Common Stock shall be issued as a result of the conversion of such dividends. Each holder of Series B Preferred Stock entitled to such dividends who would otherwise have been entitled to a fraction of a share upon conversion shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the Common Stock as determined in good faith by the Board of Directors, or in connection with a conversion as provided in Section E5 hereof, in the manner provided in the preceding sentence."

      C. By replacing Section F(1)(c) of Article FOURTH thereof with the following:

      "In the event that the Corporation shall have accrued or declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of any shares of Series C Preferred Stock as provided in Section F4 or Section F5 hereof, such dividends shall be declared and paid, out of funds legally available therefor, immediately prior to such conversion in the form of that number of fully paid and nonassessable whole shares of Common Stock as is determined by dividing the total amount of accrued but unpaid dividends (whether or not declared) by the then fair market value of the Common Stock as determined in good faith by the Board of Directors. For purposes of the payment of such dividends in connection with the conversion of any shares of Series C Preferred Stock as provided in Section F5 hereof, the then fair market value of the Common Stock shall be deemed to equal the initial sale price of the Common Stock to the public at the time of the pricing of the Qualifying Public Offering. No fractional shares of Common Stock shall be issued as a result of the conversion of such dividends. Each holder of Series C Preferred Stock entitled to such dividends who would otherwise have been entitled to a fraction of a share upon conversion shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the Common Stock as determined in good faith by the Board of Directors, or in connection with a conversion as provided in Section F5 hereof, in the manner provided in the preceding sentence."

      D. By replacing Section D(5)(a) of Article FOURTH thereof with the following:

      "Upon the closing of (x) the sale of shares of Common Stock, at a price to the public of at least $6.4721037 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of net proceeds to the Corporation, or (y) the initial public offering of the Common Stock pursuant to the Registration Statement on Form S-1 (File No. 333-129037), provided that such initial public offering is closed by June 30, 2006 (in the case of either (x) or (y), a "Qualifying Public Offering" and upon the closing thereof, the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Series A Preferred Stock."

      4. The foregoing amendments have been duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by Sheldon Berkle, its President and Chief Executive Officer, this 10th day of January, 2006.

                             ALTUS PHARMACEUTICALS INC.



                             By: /s/ Sheldon Berkle
                                ------------------------
                             Name:  Sheldon Berkle
                             Title:  President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ALTUS PHARMACEUTICALS INC.

         Altus Pharmaceuticals Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Altus Pharmaceuticals Inc. The date of filing of the Corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 2001 under the name Altus Biologics Inc.

         2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 20, 2004 that, among other matters, changed the name of the Corporation to Altus Pharmaceuticals Inc. (the "Restated Certificate of Incorporation).

         3. The Restated Certificate of Incorporation is hereby amended as follows:

         By deleting the second sentence of Section A of Article VI in its entirety and substituting the following sentence therefore:

           "The number of directors that shall constitute the whole Board of Directors shall not exceed ten (10)."

         4. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

         5. This Certificate of Amendment to the Restated Certificate of Incorporation, as filed under Sections 242 of Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto (and known, identified and referred to herein as the "General Corporation Law of the State of Delaware"), has been duly authorized in accordance thereof.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by Sheldon Berkle its President and Chief Executive Officer, this 11th day of October, 2005.


                                       ALTUS PHARMACEUTICALS INC.



                                       By: /s/ Sheldon Berkle
                                          ---------------------------------
                                       Name:   Sheldon Berkle
                                       Title:  President and Chief Executive
                                               Officer

                          CERTIFICATE OF CORRECTION OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ALTUS PHARMACEUTICALS INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Altus Pharmaceuticals Inc.

          2. The Restated Certificate of Incorporation, which was filed by the Secretary of State of Delaware on May 20, 2004, is hereby corrected.

          3. The defect to be corrected in said instrument is as follows: In Article Fourth, Section D 4 (d) (i)(D)(IV), the date of the Amended and Restated Investor Rights Agreement was incorrectly typed as May 20, 2004 whereas the correct date should be May 21, 2004.

          4. The portion of the instrument in corrected form is as follows:

          "(IV) shares of Common Stock (or Options with respect thereto), issued or issuable for compensatory purposes to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors, including, for so long as the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to elect a member of the Board of Directors, at least one Director who constitutes a "Series B Director" and at least one Director who constitutes a "Series C Director" as those terms are defined in that certain Amended and Restated Investor Rights Agreement, dated as of May 21, 2004, by and between the Corporation and the individuals and entities listed in Exhibit A thereto, provided that the maximum number of shares issuable under such plan, agreement or arrangement has also been approved by the Board of Directors, including, for so long as the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to elect a member of the Board of Directors, at least one Series B Director and at least one Series C Director, respectively ("Employee Options"); or "

Signed on May 21, 2004


                                        /s/ Peter L. Lanciano
                                        ----------------------------------------
                                        Peter L. Lanciano
                                        President and CEO

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ALTUS BIOLOGICS INC.

     Altus Biologics Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 2001; thereafter, (a) an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 20, 2001; and (b) a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 6, 2001.

     2. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

     3. This Third Amended and Restated Certificate of Incorporation, as filed under Sections 242 and 245 of Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto (and known, identified and referred to as the "General Corporation Law of the State of Delaware"), restates, integrates and amends the Corporation's Restated Certificate of Incorporation to among other things change the name of the Corporation to Altus Pharmaceuticals Inc. and is to read as herein set forth in full:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ALTUS PHARMACEUTICALS INC.

     FIRST: The name of the corporation (hereinafter called the "Corporation") is

                           ALTUS PHARMACEUTICALS INC.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

     THIRD: The nature of the business to be conducted and the purposes of the Corporation are:

     To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

     To make and perform agreements and contracts of every kind and description; and

     Generally to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

     FOURTH:

     A. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy Five Million (75,000,000) shares, consisting of Forty Seven Million One Hundred Thirteen Thousand Nine Hundred Eighty Six (47,113,986) shares of common stock, $0.01 par value per share (the "Common Stock") and Twenty Seven Million, Eight Hundred Eighty Six Thousand, Fourteen (27,886,014) shares of preferred stock, $.0l par value per share (the "Preferred Stock"). The Preferred Stock shall be divided into two classes. The first class shall consist of Four Hundred Fifty Thousand (450,000) shares and is designated as "Redeemable Preferred Stock." The second class shall be divided into series and shall consist of Eighty-Seven Thousand Five Hundred (87,500) shares designated as "Series A Convertible Preferred Stock" (hereinafter, the "Series A Preferred Stock"), Twelve Million Nine Hundred Twenty-Eight Thousand One Hundred Fifty-Five (12,928,155) shares designated as "Series B Convertible Preferred Stock" (hereinafter, the "Series B Preferred Stock"), and Fourteen Million Four Hundred Twenty Thousand Three Hundred Fifty-Nine (14,420,359) shares designated as "Series C Convertible Preferred Stock" (hereinafter, the "Series C Preferred Stock").

     Except as otherwise provided in this Certificate of Incorporation, different classes of Common Stock and different series of a class of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes. The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the capital stock of the Corporation entitled to vote thereon, without a vote of the holders of Common Stock or Preferred Stock or of any series thereof, voting as a separate class, unless a vote of any such holders is required pursuant to the terms of this Certificate of Incorporation or any Certificate of Designation.

     The powers, preferences and rights and the qualifications, limitations and restrictions of the Common Stock, Redeemable Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as follows:

     B. COMMON STOCK.

     1. General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any class or series of Preferred Stock.

     2. Voting Rights. The holders of record of Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation's stockholders as to which the holders of Common Stock are entitled by law or this Certificate of Incorporation to vote upon.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors of the Corporation (the "Board of Directors") in its sole discretion, subject to provisions of law, any provision of this Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder.

     4. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of record of the Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized, issued and outstanding hereunder.

     C. REDEEMABLE PREFERRED STOCK.

     1. Dividends. The holder of each share of Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at the per annum rate of five percent (5%) of the purchase price of such shares (the "Redeemable Preferred Dividends"). The Redeemable Preferred Dividends shall not be declared, paid or set aside for payment until all accrued but unpaid dividends (whether or not declared) on the Series B Preferred Stock and Series C Preferred Stock shall have been paid. No dividend shall be declared, paid or set aside for payment on any shares of Common Stock or Series A Preferred Stock until accrued but unpaid (whether or not declared) Redeemable Preferred Dividends shall have been paid. The Redeemable Preferred Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared, and shall be cumulative. Other than the redemption of shares of Series B Preferred Stock and Series C Preferred Stock pursuant to Sections E(6) and F(6), respectively, and the repurchase of shares of Common Stock of the Corporation from service providers to or employees of the Corporation or any of its subsidiaries pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events such as the termination of employment, the Corporation shall not purchase or acquire any other shares of capital stock of the Corporation unless all accrued but unpaid (whether or not declared) Redeemable Preferred Dividends have been paid. Any accumulation of dividends on the Redeemable Preferred Stock shall not bear interest.

     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Redeemable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to holders of Series B Preferred Stock, Series C Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Redeemable Preferred Stock, but in parity with the Series A Preferred Stock and before any payment to the holders of Common Stock, or any other class or series of stock ranking on liquidation junior to the Redeemable Preferred Stock by reason of their ownership thereof, an amount equal to $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends (whether or not declared) on such shares (the "Redeemable Preferred Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Redeemable Preferred Stock, Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Redeemable Preferred Stock the full amount to which they shall be entitled, the holders of shares of Redeemable Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Redeemable Preferred Stock, including the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) Deemed Liquidation Events.

          (i) The following events shall be deemed to be a liquidation of the Corporation (a "Deemed Liquidation Event"):

               (A) a merger or consolidation in which

                    (I) the Corporation is a constituent party, or

                    (II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

          except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of the issued and outstanding shares of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least sixty percent (60%) of the voting power of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

               (B) the sale of all or substantially all the assets of the Corporation (except where such sale is to a wholly owned subsidiary of the Corporation).

          (ii) The Corporation shall not effect any merger or consolidation constituting a Deemed Liquidation Event unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the holders of Redeemable Preferred Stock shall be allocated among the holders of Redeemable Preferred Stock in accordance with Section C2(a) above or (B) the holders of at least two-thirds of the then outstanding shares of Redeemable Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Section C2(a) above.

          (iii) In the event of a sale of all or substantially all the assets of the Corporation constituting a Deemed Liquidation Event, if the Corporation effects a dissolution of the Corporation under the Delaware General Corporation Law (a "Statutory Dissolution") within 30 days after such Deemed Liquidation Event, then all assets available for distribution to the Corporation's stockholders upon such Statutory Dissolution shall be distributed to the holders of capital stock of the Corporation in accordance with Section C2(a) above. If the Corporation does not effect a Statutory Dissolution within 30 days after a sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, then, if the holders of at least two-thirds of the then outstanding shares of Redeemable Preferred Stock so request in a written instrument delivered to the Corporation not later than 60 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation from such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), to the extent legally available therefor (the "Net Proceeds"), to redeem, on the 90th day after such Deemed Liquidation Event, all outstanding shares of Redeemable Preferred Stock at a price per share equal to the Redeemable Preferred Liquidation Amount. Such redemption of the Redeemable Preferred Stock shall be subordinated to the redemption of shares of Series B Preferred Stock and Series C Preferred Stock if a redemption election is made by the holders of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, in accordance with Sections E2(d)(ii) and F2(d)(ii). In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Redeemable Preferred Stock, the Corporation shall redeem, after payment in full has been made to the holders of Series B Preferred Stock and Series C Preferred Stock if a redemption election is made by such holders in accordance with Sections E2(d)(ii) and F2(d)(ii), a pro rata portion of each holder's shares of Redeemable Preferred Stock. The provisions of Sections C5(b) and (c) below shall apply, with such necessary changes in the details thereof as are necessitated by the context of this Section, to the redemption of the Redeemable Preferred Stock pursuant to this Section C2(b)(iii).

          (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall equal the cash value of all property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The cash value of property, rights or other securities shall be determined in good faith by the Board of Directors.

     3. Voting. Except as provided by law or in Section C6 hereof, the holders of the Redeemable Preferred Stock shall have no voting rights with respect to any matters to be voted on by the Corporation's stockholders.

     4. Conversion. The holders of the Redeemable Preferred Stock shall have no conversion rights.

     5. Redemption of Redeemable Preferred Stock at Option of Holder.

     (a) On or after the 31st day of December, 2010, each holder of Redeemable Preferred Stock shall have the right to require the Corporation to redeem all of the shares of Redeemable Preferred Stock held by such holder on the date redemption is requested, or such lesser number of shares of Redeemable Preferred Stock as the holder may determine; provided, however, that such redemption shall be subordinated to the redemption of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock, such that, no payments shall be made to the holders of Redeemable Preferred Stock until all such shares of Series B Preferred Stock and Series C Preferred Stock have been redeemed in full, unless holders of fifty-five percent (55%) of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as converted basis, voting together as a single class, consent to such redemption. Any holder desiring to exercise the redemption right granted herein (a "Redeemable Preferred Requesting Holder") shall provide written notice to the Corporation setting forth the number of shares to be redeemed and designating the date, which shall not be less than 90 days following the date of receipt by the Corporation of such notice, on which the redemption is to occur (the "Redeemable Preferred Redemption Date"). Not later than 75 days prior to the Redeemable Preferred Redemption Date, the Corporation shall notify all holders of Series B Preferred Stock and Series C Preferred Stock of its receipt of notice under this Section C5(a) and shall inform them of the Redeemable Preferred Redemption Date for the purpose of such holders determining prior to such Redeemable Preferred Redemption Date whether to redeem the Series B Preferred Stock and Series C Preferred Stock pursuant to Section E6 or allow such redemption of the Redeemable Preferred Stock pursuant to the vote of the Series B Preferred Stock and Series C Preferred Stock required by Section C5(a) above. To the extent permissible hereunder, on the Redeemable Preferred Redemption Date and upon a holder's proper surrender, in accordance with Section C5(b), of his, her or its certificates representing shares to be redeemed, the redemption price shall be paid by the Corporation in cash in an amount equal to $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) of Redeemable Preferred Stock, plus an amount equal to all accrued but unpaid dividends (whether or not declared) payable in accordance with Section C1 hereof on each share of Redeemable Preferred Stock to be redeemed (the "Redeemable Preferred Redemption Price").

     (b) On or prior to the Redeemable Preferred Redemption Date, the Redeemable Preferred Requesting Holder shall surrender his, her or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated by the Corporation. If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redeemable Preferred Redemption Date, unless there shall be a default in payment of the Redeemable Preferred Redemption Price, all rights of each holder with respect to shares of Redeemable Preferred Stock redeemed on the Redeemable Preferred Redemption Date shall cease (except the right to receive the Redeemable Preferred Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     (c) For the purpose of determining whether funds are legally available for redemption of shares of Redeemable Preferred Stock as provided herein, the Corporation shall in good faith value its assets in accordance with U.S. generally accepted accounting principles and at the highest amount permissible under applicable law. If on a Redeemable Preferred Redemption Date funds of the Corporation legally available therefor are insufficient to redeem all the shares of Redeemable Preferred Stock required to be redeemed on such date, funds to the extent legally available therefor shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the total number of shares of Redeemable Preferred Stock properly tendered for redemption on such date.

     (d) The redemption requirements provided hereby shall be continuous, so that if on the Redeemable Preferred Redemption Date such requirements shall not be fully discharged, funds thereafter legally available shall be applied therefor as permitted hereunder without further action by any holder of Redeemable Preferred Stock until such requirements are fully discharged.

     6. Special Voting Rights. Without the approval by vote of the holders of at least a majority of the then outstanding shares of Redeemable Preferred Stock, voting separately as a single class (each share of Redeemable Preferred Stock to be entitled to one vote in such instance), the Corporation will not:

     (a) amend this Section C6;

     (b) authorize or issue, or obligate the Corporation to authorize or issue additional shares of Redeemable Preferred Stock; or

     (c) amend, alter or repeal the preferences, special rights or other powers of the Redeemable Preferred Stock so as to affect adversely the powers, preferences or special rights of the Redeemable Preferred Stock.

     D. SERIES A CONVERTIBLE PREFERRED STOCK.

     1. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends on Series A Preferred Stock.

     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including any Deemed Liquidation Event (as defined in Section C2(b)), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to holders of Series B Preferred Stock,

Series C Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Series A Preferred Stock, but in parity with the Redeemable Preferred Stock and before any payment to the holders of Common Stock, or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount equal to $0.05 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the "Series A Liquidation Amount"). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and Redeemable Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) Deemed Liquidation Events.

          (i) The Corporation shall not effect a merger or consolidation constituting a Deemed Liquidation Event unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the Series A Preferred Stock shall be allocated among the holders of Series A Preferred Stock in accordance with Section D2(a) above or (B) the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Section D2(a) above.

          (ii) In the event of the sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, if the Corporation effects a Statutory Dissolution within 30 days after such Deemed Liquidation Event, then all assets available for distribution to the Series A Preferred Stock upon such Statutory Dissolution shall be distributed to the holders of Series A Preferred Stock in accordance with Section D2(a) above.

     3. Voting.

     (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to that number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section D4 hereof), upon all matters upon which stockholders have the right to vote under this Certificate of Incorporation or applicable law. Except as required by law, this Certificate of Incorporation or Sections E3(b) or F3(b), holders of Series A Preferred Stock shall vote on an as converted basis together with the holders of Common Stock, and with the holders of any other series of Preferred Stock (except the Redeemable Preferred Stock) on an as converted basis, as a single class. In addition, the approval of holders of Series A Preferred Stock shall be required in connection with such matters and as provided in Section D6 hereof.

     (b) For so long as at least thirty-five percent (35%) of the total number of shares of Series A Preferred Stock issued and outstanding on the Series C Original Issue Date (as defined in Section D4(d)(i)(B)) shall remain outstanding, the holders of record of Series A Preferred Stock, voting separately as a class, shall be entitled to elect one (1) member of the Board of Directors (the "Series A Director"). At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of the majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing the Series A Director by holders of Series A Preferred Stock. A vacancy in any directorship elected by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock.

     4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights"):

     (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $25.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $2.50. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a liquidation, dissolution or winding up of the Corporation, the Series A Conversion Rights shall terminate at the close of business on the last day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock. In the event of such a liquidation, dissolution or winding up, the Corporation shall provide to each holder of shares of Series A Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall (i) be sent at least 15 days prior to the termination of the Series A Conversion Rights and
(ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

     (c) Mechanics of Conversion.

          (i) A holder of Series A Preferred Stock shall be entitled to convert shares of Series A Preferred Stock into shares of Common Stock upon surrender of the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed in form satisfactory to the Corporation, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If intended to be transferred, the certificates shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Series A Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the close of business on such date. The Corporation shall, as soon as practicable after the Series A Conversion Date, issue and deliver to such holder of Series A Preferred Stock, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

          (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

          (iii) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the close of business on the Series A Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

          (iv) The Corporation shall pay any and all issue and other taxes that may be payable by the Corporation in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section D4. The Corporation shall not, however, be required to pay any tax which may be payable by any holder in respect of any issuance, delivery or transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (d) Adjustments to Series A Conversion Price for Diluting Issues:

          (i) Special Definitions. For purposes of the conversion rights provided for in this Certificate of Incorporation, the following definitions shall apply:

               (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (B) "Series C Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

               (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

               (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section D4(d)(iii) below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than:

                    (I) shares of Common Stock issued or issuable upon
               conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Series C Original Issue Date;

                    (II) shares of Common Stock issued or issuable as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                    (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section D4(e) or D4(f) below;

                    (IV) shares of Common Stock (or Options with respect
               thereto), issued or issuable for compensatory purposes to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors, including, for so long as the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to elect a member of the Board of Directors, at least one Director who constitutes a "Series B Director" and at least one Director who constitutes a "Series C Director" as those terms are defined in that certain Amended and Restated Investor Rights Agreement, dated as of May 20, 2004, by and between the Corporation and the individuals and entities listed in Exhibit A thereto, provided that the maximum number of shares issuable under such plan, agreement or arrangement has also been approved by the Board of Directors, including, for so long as the holders of Series B Preferred Stock and Series C Preferred Stock are entitled to elect a member of the Board of Directors, at least one Series B Director and at least one Series C Director, respectively ("Employee Options"); or

                    (V) shares of Series C Preferred Stock, or warrants
               exercisable for such shares, issued on the Series C Original Issue Date.

          (ii) No Adjustment of Series A Conversion Price. No adjustment of the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Section D4(d)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

          (iii) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options (excluding Employee Options) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section D4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment of the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Series A Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series A Conversion Price;

               (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change but no further adjustments shall be made for the actual issuance of Common Stock upon exercise of any such Option or Convertible Security; and

               (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event that, after the Series C Original Issue Date, the price at which Options or Convertible Securities may be exercised or converted is decreased, or the number of shares into which Options or Convertible Securities may be exercised or converted is increased (whether such Options or Convertible Securities were outstanding on the Series C Original Issue Date or were issued after the Series C Original Issue Date), then such Options or Convertible Securities, as so modified, shall be deemed to have been issued after the Series C Original Issue Date and the provisions of this Section D4(d)(iii) shall apply.

          (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section D4(d)(iii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering, as defined in Section D5(a)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, provided that, (i) for the purpose of this Section D4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (v) Determination of Consideration. For purposes of this Section D4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) Cash and Property: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the
               aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section D4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the
               Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

     (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Series A Preferred Stock, the Series A Conversion Price then in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock, the Series A Conversion Price then in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

     (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

     (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section D2(b), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section D4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section D4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section D4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

     (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section D4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section D4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

     (k) Notice of Record Date. In the event:

          (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

          (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, at least 10 days prior to the record date or effective date for the event specified in such notice.

     5. Mandatory Conversion.

     (a) Upon the closing of the sale of shares of Common Stock, at a price to the public of at least $6.4721037 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of net proceeds to the Corporation (a "Qualifying Public Offering") (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Series A Preferred Stock.

     (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section D5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, to each record holder of Series A Preferred Stock. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section D5. On the Mandatory Conversion Date, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section D4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

     6. Special Voting Rights. Without the approval by vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a single class (each share of Series A Preferred Stock to be entitled to one vote in such instance), the Corporation will not amend, alter or repeal the preferences, special rights, or other powers of the Series A Preferred Stock so as to affect adversely the preferences, special rights or other powers of the Series A Preferred Stock.

     E. SERIES B CONVERTIBLE PREFERRED STOCK.

     1. Dividends.

     (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at a rate of six percent of the Original Series B Purchase Price (as hereinafter defined) per annum on each share of Series B Preferred Stock held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series B Preferred Stock, whether or not declared. The Board of Directors shall not declare and the Corporation shall not pay or set aside dividends on any shares of Redeemable Preferred Stock or Series A Preferred Stock without first paying or declaring and setting apart all accrued but unpaid dividends (whether or not declared) on all shares of Series B Preferred Stock.

     (b) The Corporation shall not declare, pay or set aside any dividends (other than dividends payable solely in shares of Common Stock) on shares of Common Stock unless the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends specified in Section E1(a) above, a dividend on each outstanding share of Series B Preferred Stock equal to the product of (i) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

     (c) In the event that the Corporation shall have accrued but unpaid dividends (whether or not declared) outstanding immediately prior to, and in the event of, a conversion of any shares of Series B Preferred Stock as provided in Section E4 or Section E5 hereof, such dividends shall be paid upon such conversion in the form of that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the total amount of accrued but unpaid dividends (whether or not declared) by the then fair market value of the Common Stock as determined in good faith by the Board of Directors.

     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a Deemed Liquidation Event (as defined in Section C2(b)), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to holders of the Series C Preferred Stock, but before any payment shall be made to the holders of Common Stock, Redeemable Preferred Stock, Series A Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock (such Common Stock, Redeemable Preferred Stock, Series A Preferred Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $4.3147358 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends (whether or not declared) on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock (and any other class or series of stock of the Corporation ranking on liquidation on a parity with or senior to the Series B Preferred Stock), the Redeemable Preferred Stock and Series A Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, including a Deemed Liquidation Event, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming, to the extent applicable, conversion into Common Stock of all such shares); provided, however, that the aggregate amount which the holders of Series B Preferred Stock are entitled to receive under Sections E2(a) and E2(b) shall in no event exceed $8.6294716 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series B Preferred Stock) plus any accrued but unpaid dividends (whether or not declared) on such shares (the "Series B Maximum Participation Amount").

     (c) Each holder of Series B Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation, including a Deemed Liquidation Event, the greater of (i) the Series B Maximum Participation Amount and (ii) the amount such holder would have received if such holder had converted his, her or its shares of Series B

Preferred Stock, including without limitation accrued but unpaid (whether or not declared) dividends thereon, into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation (the greater of which is hereinafter referred to as the "Series B Liquidation Amount").

     (d) Deemed Liquidation Events.

          (i) The Corporation shall not effect a merger or consolidation constituting a Deemed Liquidation Event unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the Series B Preferred Stock shall be allocated among the holders of Series B Preferred Stock in accordance with Sections E2(a), E2(b) and E2(c) above or
     (B) the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Sections E2(a), E2(b) and E2(c) above.

          (ii) In the event of the sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, if the Corporation effects a Statutory Dissolution within 30 days after such Deemed Liquidation Event, then all assets available for distribution to the holders of Series B Preferred Stock upon such Statutory Dissolution shall be distributed to the holders of Series B Preferred Stock in accordance with Sections E2(a), E2(b) and E2(c) above. If the Corporation does not effect a Statutory Dissolution within 30 days after a sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, then, if the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock, voting separately as a single class, so request in a written instrument delivered to the Corporation not later than 60 days after such Deemed Liquidation Event, on the 90th day after such Deemed Liquidation Event, the Net Proceeds from such sale shall be distributed to the holders of the Series B Preferred Stock in accordance with Sections E2(a), E2(b) and E2(c) above after and subject to the payment in full of all amounts required to be distributed to holders of Series C Preferred Stock in accordance with Section F2.

     3. Voting.

     (a) On any matter presented to the stockholders (or any subset of the stockholders which includes the holders of outstanding shares of Series B Preferred Stock) of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as required by law, this Certificate of Incorporation or by the provisions of Section E3(b) below or Section F3(b), holders of Series B Preferred Stock shall vote on an as converted basis together with the holders of Common Stock, and with the holders of any other series of Preferred Stock (except the Redeemable Preferred Stock) on an as converted basis, as a single class.

     (b) For so long as at least thirty-five percent (35%) of the total number of shares of Series B Preferred Stock outstanding on the Series C Original Issue Date (as defined in Section D4(d)(i)((B)) shall remain outstanding, the holders of record of Series B Preferred Stock, voting separately as a class, shall be entitled to elect two (2) members of the Board of Directors (the "Series B Directors"). At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of the majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing the Series B Directors by holders of Series B Preferred Stock. A vacancy in any directorship elected by the holders of Series B Preferred Stock shall be filled only by the holders of Series B Preferred Stock.

     (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the powers, preferences or special rights of the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. The number of shares designated as Series B Preferred Stock may be increased or decreased only by the affirmative vote of the stockholders of the Corporation, including the written consent or affirmative vote of the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock.

     (d) Negative Covenants. In addition to the foregoing provisions of this Section E3, for so long as at least thirty-five percent (35%) of the total number of shares of Series B Preferred Stock and Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) outstanding on the Series C Original Issue Date remain outstanding, the Corporation shall, not:

          (i) without the prior written consent of the holders of not less than fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as converted basis, voting together as a single class:

               (A) merge with or into or consolidate with any other entity (other than a merger or consolidation solely among the Corporation and one or more entities controlled by the Corporation (each, a "Subsidiary") or amongst Subsidiaries) as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately after such merger or consolidation less than sixty percent (60%) of the capital stock of the surviving or resulting entity;

               (B) sell, lease, or otherwise dispose of all or substantially all of its properties or assets;

               (C) effect a liquidation of the Corporation; or

               (D) increase the size of the Board of Directors.

          (ii) without the approval of a majority of the Board of Directors (including at least one of the Series B Directors and at least one of the Series C Directors so long as the holders of the Series B Preferred Stock and Series C Preferred Stock have the right to appoint Series B Directors or Series C Directors, respectively):

               (A) declare or pay any dividend (other than dividends payable solely in Common Stock) or make any distributions, or permit any Subsidiary to declare or pay any dividend or make any distribution (other than dividends or distributions payable solely to the Corporation);

               (B) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through Subsidiaries or otherwise, of any shares of its capital stock (other than the repurchase of Common Stock at cost upon termination of employment or service);

               (C) acquire or permit any Subsidiary to acquire the properties, assets or stock of any other corporation or entity (except for an amount of consideration which does not exceed $1,000,000 for any individual transaction or $3,000,000 in the aggregate for a series of transactions);

               (D) enter into, or permit any Subsidiary to enter into, a strategic alliance with any entity;

               (E) enter into, or permit a Subsidiary to enter into, a material license, distribution, marketing or collaboration agreement (where the determination of criteria for materiality is to be determined and then recorded in a memorandum approved by a committee of the Board of Directors, comprised of at least one Series B Director and at least one Series C Director);

               (F) appoint or remove the Corporation's Chief Executive Officer;

               (G) increase the number of Employee Options the Corporation is authorized to grant such that immediately after such increase, the total number of authorized Employee Options exceeds five percent (5%) of the total number of shares of capital stock of the Corporation outstanding at the time of said increase, assuming the conversion of all then outstanding convertible securities and exercise of all then outstanding options and warrants (and conversion of all convertible securities issuable upon exercise thereof);

               (H) incur any indebtedness or guarantee the indebtedness of any third party (other than indebtedness of $2,400,000 outstanding on the Series C Original Issue Date), in any transaction or series of related transactions, which together with indebtedness of any Subsidiary (other than indebtedness of a Subsidiary owed to the Corporation) exceeds $3,000,000 in the aggregate;

               (I) commence or settle any litigation, the outcome of which may result in a material adverse effect on the business, current prospects, operations, assets or condition (financial or otherwise) of the Corporation;

               (J) enter into, or permit any Subsidiary to enter into, any lines of business that are not primarily related to the business of the Corporation as conducted as of the Series C Original Issue Date; or

               (L) establish or increase the compensation of any executive officer, including by the granting of any Options to executive officers.

     4. Optional Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Series B Conversion Rights"):

     (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.3147358 (the "Original Series B Purchase Price") by the Series B Conversion Price (as defined below) in effect at the time of conversion. The "Series B Conversion Price" shall initially be $4.2747100. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section E6 hereof, the Series B Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Series B Conversion Rights for such shares shall continue until such price is paid in full.

     In the event of a liquidation, dissolution or winding up of the Corporation, the Series B Conversion Rights shall terminate at the close of business on the last day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Corporation shall provide to each holder of shares of Series B Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least 15 days prior to the termination of the Series B Conversion Rights and (ii) state the amount per share of Series B Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price.

     (c) Mechanics of Conversion.

          (i) A holder of Series B Preferred Stock shall be entitled to convert shares of Series B Preferred Stock into shares of Common Stock upon surrender of the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed in form satisfactory to the Corporation, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If intended to be transferred, the certificates shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Series B Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the close of business on such date. The Corporation shall, as soon as practicable after the Series B Conversion Date, issue and deliver to such holder of Series B Preferred Stock, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

          (ii) The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series B Conversion Price.

          (iii) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the close of business on the Series B Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and in exchange for payment of any accrued but unpaid dividends (whether or not declared) thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

          (iv) The Corporation shall pay any and all issue and other taxes that may be payable by the Corporation in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section E4. The Corporation shall not, however, be required to pay any tax which may be payable by any holder in respect of any issuance, delivery or transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of

     Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (d) Adjustments to Series B Conversion Price for Diluting Issues:

          (i) No Adjustment of Series B Conversion Price. No adjustment of the Series B Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Section E4(d)(iv)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series B Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as converted basis, voting together as a single class, agreeing that no such adjustment shall be made to the Series B Conversion Price and Series C Conversion Price (as defined in Section F4(a)) as the result of such issuance or deemed issuance of Additional Shares of Common Stock.

          (ii) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options (excluding Employee Options as defined in Section D4(d)(i)(D)(IV) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section E4(d)(iv) hereof) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment of the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Series B Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series B Conversion Price;

               (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price then in effect shall forthwith be readjusted to such Series B Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change but no further adjustments shall be made for the actual issuance of Common Stock upon exercise of any such Option or Convertible Security; and

               (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original adjustment date, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event that, after the Series C Original Issue Date, the price at which Options or Convertible Securities may be exercised or converted is decreased, or the number of shares into which Options or Convertible Securities may be exercised or converted is increased, (whether such Options or Convertible Securities were outstanding on the Series C Original Issue Date or were issued after the Series C Original Issue Date), then such Options or Convertible Securities, as so modified, shall be deemed to have been issued after the Series C Original Issue Date and the provisions of this Section E4(d)(iii) shall apply.

          (iii) Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section E4(d)(ii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then and in such event, such

     Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, provided that (i) for the purpose of this Section E4(d)(iii), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (iv) Determination of Consideration. For purposes of this Section E4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) Cash and Property: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the
               aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section E4(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the
               Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (v) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series B Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

     (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Series B Preferred Stock, the Series B Conversion Price then in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Series B Preferred Stock, the Series B Conversion Price then in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series B Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

     (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series B Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

     (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section E2(d), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section E4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section E4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section E4 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

     (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of the Series B Preferred Stock against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section E4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.

     (k) Notice of Record Date. In the event:

          (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

          (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, at least 10 days prior to the record date or effective date for the event specified in such notice.

     (l) Good Faith. If any event occurs as to which in the reasonable opinion of the Board of Directors, in good faith, the other provisions of this Section E4 and Section F4 are not strictly applicable but the lack of any adjustment of the Series B Conversion Price and Series C Conversion Price would not in the reasonable opinion of the Board fairly protect the conversion rights of the holders of the Series B Preferred Stock and Series C Preferred Stock in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect such conversion rights in accordance with the basic intent and principles of such provisions, then the Board of Directors shall cause the Corporation forthwith to make such adjustment, if any, to such conversion prices, on a basis consistent with the basic intent and principles of this Section E4 and Section F4, as applicable, as it in good faith considers necessary to preserve, without dilution, the conversion rights of all the holders of such series of Preferred Stock.

     (m) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

     5. Mandatory Conversion.

     (a) Upon the closing of a Qualifying Public Offering, (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Series B Preferred Stock.

     (b) All holders of record of shares of Series B Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section E5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, to each record holder of Series B Preferred Stock. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section E5. On the Mandatory Conversion Date, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, and to receive certificates for the number of shares of Common Stock into which any accrued but unpaid dividends (whether or not declared) thereon has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section E4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (c) All certificates evidencing shares of Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series B Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

     6. Redemption.

     (a) Redemption Price. The price at which shares of each of the Series B Preferred Stock and Series C Preferred Stock, respectively, shall be redeemed shall be:

          (i) for the Series B Preferred Stock, a price in cash equal to $4.3147358 per share, plus all accrued but unpaid dividends (whether or not declared) thereon (the "Series B Redemption Price"); and

          (ii) for the Series C Preferred Stock, a price in cash equal to $4.3147358 per share, plus all accrued but unpaid dividends (whether or not declared) thereon (the "Series C Redemption Price").

     (b) Mandatory Redemption. All the outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be redeemed at the Series B Redemption Price and Series C Redemption Price, respectively, 60 days after receipt by the Corporation at any time on or after December 31, 2010, from the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as converted basis, voting together as a single class, of written notice requesting redemption of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock (the date 60 days after receipt by the Corporation of such notice being referred to herein as the "Series B and C Redemption Date"). On the Series B and C Redemption Date, the Corporation shall redeem all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock prior to the redemption of any shares of Redeemable Preferred Stock under Section C6 hereof and any other class or series of stock of the Corporation ranking on redemption junior to the Series B Preferred Stock and Series C Preferred Stock. If the Corporation does not have sufficient funds legally available to redeem the Series B Preferred Stock and Series C Preferred Stock on the Series B and C Redemption Date, the Corporation shall redeem, out of funds legally available therefor, a pro rata portion of each holder's shares of Series B Preferred Stock and Series C Preferred Stock based on the aggregate liquidation preference pursuant to Section E2 and Section F2 hereof, as applicable, to which such holder is then entitled and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

     (c) Redemption Notice. Written notice of the mandatory redemption (the "Series B and C Redemption Notice") shall be mailed, postage prepaid, to each holder of record of Series B Preferred Stock and Series C Preferred Stock, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, not less than 30 days prior to each Series B and C Redemption Date. Each Series B and C Redemption Notice shall state:

          (i) the number of shares of Series B Preferred Stock and/or Series C Preferred Stock held by the holder that the Corporation shall redeem on the Series B and C Redemption Date specified in such Series B and C Redemption Notice;

          (ii) the Series B and C Redemption Date and the applicable Series B Redemption Price and/or Series C Redemption Price;

          (iii) the date upon which the holder's right to convert such shares terminates (as determined in accordance with Section E4(a)); and

          (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock and Series C Preferred Stock to be redeemed.

     (d) Surrender of Certificates; Payment. On or before the Series B and Series C Redemption Date, each holder of shares of Series B Preferred Stock and Series C Preferred

Stock, unless such holder has exercised his, her or its right to convert such shares as provided in Section E4 or Section F4 hereof, as applicable, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Series B and C Redemption Notice, and thereupon the Series B Redemption Price or Series C Redemption Price, as applicable, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (e) Rights Subsequent to Redemption. If the Series B and C Redemption Notice shall have been duly given, and if on the Series B and C Redemption Date the Series B Redemption Price and Series C Redemption Price payable upon redemption of the shares of Series B Preferred Stock and Series C Preferred Stock to be redeemed on the Series B and C Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock and Series C Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock and Series C Preferred Stock shall cease to accrue after such Series B and C Redemption Date and all rights with respect to such shares shall forthwith after the Series B and C Redemption Date terminate, except only the right of the holders to receive the Series B Redemption Price or Series C Redemption Price, as applicable, without interest upon surrender of their certificate or certificates therefor.

     (f) Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock and Series C Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred as shares of Series B Preferred Stock and Series C Preferred Stock, respectively. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock or Series C Preferred Stock under such redeemed shares.

     (g) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any shares of Series B Preferred Stock or Series C Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of such series of Series B Preferred Stock or Series C Preferred Stock on the basis of the number of shares of Series B Preferred Stock or Series C Preferred Stock owned by each such holder.

     (h) For the purpose of determining whether funds are legally available for redemption of shares of Series B Preferred Stock and Series C Preferred Stock as provided herein, the Corporation shall in good faith value its assets in accordance with U.S. generally accepted accounting principles and at the highest amount permissible under applicable law.

     (i) The redemption obligations provided hereby shall be continuous, so that if on the Series B and C Redemption Date such obligations shall not be fully discharged, funds legally available therefor shall be applied therefor without further action by any holder of Series B Preferred Stock or Series C Preferred Stock until such obligations are fully discharged.

     7. Waiver. Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived by any holder of Series B Preferred Stock with respect to that holder, and by the affirmative consent or vote of the holders of at least fifty-five percent (55%) of the shares of Series B Preferred Stock then outstanding with respect to all holders of Series B Preferred Stock; provided, however, that the rights of all holders of Series B Preferred Stock under Section C5(a) and Sections E3(d)(i), E4(d)(i) and E6 may only be waived by the affirmative vote or consent of the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock on an as converted basis, voting together as a single class.

     8. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     F. SERIES C CONVERTIBLE PREFERRED STOCK.

     1. Dividends.

     (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at a rate of nine percent of the Original Series C Purchase Price (as hereinafter defined) per annum on each share of Series C Preferred Stock held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series C Preferred Stock, whether or not declared. The Board of Directors shall not declare and the Corporation shall not pay or set aside dividends on any other shares of capital stock without first paying or declaring and setting apart all accrued but unpaid dividends (whether or not declared) on all shares of Series C Preferred Stock.

     (b) The Corporation shall not declare, pay or set aside any dividends (other than dividends payable solely in shares of Common Stock) on shares of Common Stock unless the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends specified in Section F1(a) above, a dividend on each outstanding share of Series C Preferred Stock equal to the product of (i) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible.

     (c) In the event that the Corporation shall have accrued or declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of any shares of Series C Preferred Stock as provided in Section F4 or Section F5 hereof, such dividends shall be paid upon such conversion in the form of that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the total amount of accrued but unpaid dividends (whether or not declared) by the then fair market value of the Common Stock as determined in good faith by the Board of Directors.

     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a Deemed Liquidation Event (as defined in Section C2(b)), the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock, Redeemable Preferred Stock, Series A Preferred Stock, Series B Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock (such Common Stock, Redeemable Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $4.3147358 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends (whether or not declared) on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) After the payment of all preferential amounts required to be paid to the holders of Series C Preferred Stock (and any other class or series of stock of the Corporation ranking on liquidation on a parity with or senior to the Series C Preferred Stock), the Series B Preferred Stock, the Redeemable Preferred Stock and the Series A Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, including a Deemed Liquidation Event, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series C Preferred Stock, Series B Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming, to the extent applicable, conversion into Common Stock of all such shares); provided, however, that the aggregate amount which the holders of Series C Preferred Stock are entitled to receive under Sections F2(a) and F2(b) shall in no event exceed $8.6294716 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series C Preferred Stock) plus any accrued but unpaid dividends (whether or not declared) on such shares (the "Series C Maximum Participation Amount").

     (c) Each holder of Series C Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation, including a Deemed Liquidation Event, the greater of (i) the Series C Maximum Participation Amount and (ii) the amount such holder would have received if such holder had converted his, her or its shares of Series C Preferred Stock, including without limitation accrued but unpaid (whether or not declared) dividends thereon, into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation (the greater of which is hereinafter referred to as the "Series C Liquidation Amount").

     (d) Deemed Liquidation Events.

          (i) The Corporation shall not effect a merger or consolidation constituting a Deemed Liquidation Event unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the Series C Preferred Stock shall be allocated among the holders of Series C Preferred Stock in accordance with Sections F2(a), F2(b) and F2(c) above or
     (B) the holders of a majority of the then outstanding shares of Series C Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Sections F2(a), F2(b) and F2(c) above.

          (ii) In the event of the sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, if the Corporation effects a Statutory Dissolution within 30 days after such Deemed Liquidation Event, then all assets available for distribution to the holders of Series C Preferred Stock upon such Statutory Dissolution shall be distributed to the holders of Series C Preferred Stock in accordance with Sections F2(a), F2(b) and F2(c) above. If the Corporation does not effect a Statutory Dissolution within 30 days after a sale of all or substantially all of the assets of the Corporation constituting a Deemed Liquidation Event, then, if the holders of a majority of the shares of the Series C Preferred Stock then outstanding, voting separately as a single class, so request in a written instrument delivered to the Corporation not later than 60 days after such Deemed Liquidation Event, on the 90th day after such Deemed Liquidation Event, the Net Proceeds from such sale shall be distributed to the holders of Series C Preferred Stock in accordance with Sections F2(a), F2(b) and F2(c) above.

     3. Voting.

     (a) On any matter presented to the stockholders (or any subset of stockholders which includes the holders of outstanding shares of Series C Preferred Stock) of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as required by law, this Certificate of Incorporation or by the provisions of Section F3(b) below or Section E3(b), holders of Series C Preferred Stock shall vote on an as converted basis together with the holders of Common Stock, and with the holders of any other series of Preferred Stock (except the Redeemable Preferred Stock) on an as converted basis, as a single class.

     (b) For so long as at least thirty-five percent (35%) of the total number of shares of Series C Preferred Stock issued on the Series C Original Issue Date shall remain outstanding, the holders of record of Series C Preferred Stock, voting separately as a class, shall be entitled to elect two (2) members of the Board of Directors (the "Series C Directors"). At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of the majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the purpose of electing the Series C Directors by holders of Series C Preferred Stock. A vacancy in any directorship elected by the holders of Series C Preferred Stock shall be filled only by the holders of Series C Preferred Stock.

     (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the powers, preferences or special rights of the Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. The number of shares designated as Series C Preferred Stock may be increased or decreased only by the affirmative vote of the stockholders of the Corporation, including the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock.

     (d) Negative Covenants. In addition to the foregoing provisions of this Section F3, for so long as at least thirty-five percent (35%) of the total number of shares of Series B Preferred Stock and Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) issued or outstanding on the Series C Original Issue Date, as applicable, remain outstanding, the Corporation shall be bound by the provisions of Section E3(d) hereof (whether or not any shares of Series B Preferred Stock are then outstanding in respect of any consent rights of the holders of the Series C Preferred or Series C Directors).

     4. Optional Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Series C Conversion Rights"):

     (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.3147358 (the "Original Series C Purchase Price") by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "Series C Conversion Price" shall initially be $4.2747100. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section F6 hereof, the Series C Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Series C Conversion Rights for such shares shall continue until such price is paid in full.

     In the event of a liquidation, dissolution or winding up of the Corporation, the Series C Conversion Rights shall terminate at the close of business on the last day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Corporation shall provide to each holder of shares of Series C Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least 15 days prior to the termination of the Series C Conversion Rights and (ii) state the amount per share of Series C Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series C Conversion Price.

     (c) Mechanics of Conversion.

          (i) A holder of Series C Preferred Stock shall be entitled to convert shares of Series C Preferred Stock into shares of Common Stock upon surrender of the certificate or certificates for such shares of Series C Preferred Stock, duly endorsed in form satisfactory to the Corporation, at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If intended to be transferred, the certificates shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Series C Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of the close of business on such date. The Corporation shall, as soon as practicable after the Series C Conversion Date, issue and deliver to such holder of Series C Preferred Stock, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

          (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C Conversion Price.

          (iii) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the close of business on the Series C Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and in exchange for payment of any accrued but unpaid dividends (whether or not declared) thereon. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

          (iv) The Corporation shall pay any and all issue and other taxes that may be payable by the Corporation in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section F4. The Corporation shall not, however, be required to pay any tax which may be payable by any holder in respect of any issuance, delivery or transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (d) Adjustments to Series C Conversion Price for Diluting Issues:

          (i) No Adjustment of Series C Conversion Price. No adjustment of the Series C Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Section F4(d)(iv)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series C Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least fifty-five percent (55%) of the then outstanding shares of Series B Preferred and Series C Preferred Stock on an as converted basis, voting together as a single class, agreeing that no such adjustment shall be made to the Series B Conversion Price and Series C Conversion Price as the result of such issuance or deemed issuance of Additional Shares of Common Stock.

          (ii) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options (excluding Employee Options as defined in Section D4(d)(i)(D)(IV) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section F4(d)(iv) hereof) of such Additional Shares of Common Stock would be less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment of the Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Series C Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series C Conversion Price;

               (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series C Conversion Price then in effect shall forthwith be readjusted to such Series C Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change but no further adjustments shall be made for the actual issuance of Common Stock upon exercise of any such Option or Convertible Security; and

               (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original adjustment date, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event that, after the Series C Original Issue Date, the price at which Options or Convertible Securities may be exercised or converted is decreased, or the number of shares into which Options or Convertible Securities may be exercised or converted is increased, (whether such Options or Convertible Securities were outstanding on the Series C Original Issue Date or were issued after the Series C Original Issue Date), then such Options or Convertible Securities, as so modified, shall be deemed to have been issued after the Series C Original Issue Date and the provisions of this Section F4(d)(iii) shall apply.

          (iii) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section F4(d)(ii), but excluding Additional Shares of Common Stock issued in a Qualifying Public Offering), without consideration or for a consideration per share less than the applicable Series C Conversion Price in effect immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued, provided that (i) for the purpose of this Section F4(d)(iii), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (iv) Determination of Consideration. For purposes of this Section F4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) Cash and Property: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the
               aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section F4(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the
               Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (v) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

     (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Series C Preferred Stock, the Series C Conversion Price then in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Series C Preferred Stock, the Series C Conversion Price then in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series C Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (I) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

     (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series C Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

     (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section F2(d), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section F4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section F4 set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section F4 (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

     (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section F4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series C Conversion Rights of the holders of the Series C Preferred Stock against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section F4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C Preferred Stock.

     (k) Notice of Record Date. In the event:

          (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

          (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, at least 10 days prior to the record date or effective date for the event specified in such notice.

     (l) Good Faith. If any event occurs as to which in the reasonable opinion of the Board of Directors, in good faith, the other provisions of this Section F4 and Section E4 are not strictly applicable but the lack of any adjustment of the Series B Conversion Price and Series C Conversion Price would not in the reasonable opinion of the Board fairly protect the conversion rights of the holders of the Series B Preferred Stock and Series C Preferred Stock in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect such conversion rights in accordance with the basic intent and principles of such provisions, then the Board of Directors shall cause the Corporation forthwith to make such adjustment, if any, to such conversion prices, on a basis consistent with the basic intent and principles of Section E4 and this Section F4, as applicable, as it in good faith considers necessary to preserve, without dilution, the conversion rights of all the holders of such series of Preferred Stock.

     (m) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of


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
authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

     5. Mandatory Conversion.

     (a) Upon the closing of a Qualifying Public Offering, (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Series C Preferred Stock.

     (b) All holders of record of shares of Series C Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section F5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, to each record holder of Series C Preferred Stock. Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section F5. On the Mandatory Conversion Date, all outstanding shares of Series C Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series C Preferred Stock has been converted, and to receive certificates for the number of shares of Common Stock into which any accrued but unpaid dividends (whether or not declared) thereon has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section F4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (c) All certificates evidencing shares of Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series C Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

     6. Redemption. Shares of Series C Preferred Stock shall be subject to redemption on a pari passu basis with the shares of Series B Preferred Stock as set forth in Section E6.

     7. Waiver. Any of the rights of the holders of Series C Preferred Stock set forth herein may be waived by any holder of Series C Preferred Stock with respect to that holder and by the affirmative consent or vote of the holders of a majority of the shares of Series C Preferred Stock then outstanding with respect to all holders of Series C Preferred Stock; provided, however, that the rights of the Series C Preferred Stock under Sections C5(a) and E3(d)(i) and Sections F4(d)(i) and F6 may only be waived by the affirmative vote or consent of the holders of at least fifty-five percent (55%) of the Series B Preferred Stock and Series C Preferred Stock on an as converted basis, voting together as a single class.

     8. No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall not exceed nine (9). No election of directors need be by written ballot.

     B. After the original or other bylaws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of
Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the bylaws of the Corporation may be exercised by the Board of Directors.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

     SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to,
(i) its directors and officers, and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the bylaws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

                      [this space intentionally left blank]

     IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by Peter L. Lanciano its President and CEO, this 20th day of May, 2004.

                                        ALTUS BIOLOGICS INC.


                                        By: /s/ Peter L. Lanciano
                                            ------------------------------------
                                        Name: Peter L. Lanciano
                                        Title: President and CEO

                            CERTIFICATE OF AMENDMENT

                                       OF

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ALTUS PHARMACEUTICALS INC.

      Altus Pharmaceuticals Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the Corporation is Altus Pharmaceuticals Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 2001 under the name Altus Biologics Inc.

      2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 20, 2001; (b) a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 6, 2001; (c) a Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 20, 2004 that, among other matters, changed the name of the Corporation to Altus Pharmaceuticals Inc.; and (d) a Certificate of Correction to the Third Amended and Restate Certificate of Incorporation was filed with the Secretary of State of Delaware on May 21, 2004 (collectively, the "Restated Certificate of Incorporation").

      3. The Restated Certificate of Incorporation is hereby amended as follows:

      By deleting the second sentence of Section A of Article VI in its entirety and substituting the following sentence therefore:

        "The number of directors that shall constitute the whole Board of Directors shall not exceed ten (10)."

      4. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

      5. This Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, as filed under Sections 242 of Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto (and known, identified and referred to herein as the "General Corporation Law of the State of Delaware"), has been duly authorized in accordance thereof.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Sheldon Berkle its President and Chief Executive Officer, this 11th day of October, 2005.

                                       ALTUS PHARMACEUTICALS INC.



                                       By: /s/ Sheldon Berkle
                                          --------------------------
                                       Name:  Sheldon Berkle
                                       Title: President and Chief Executive
                                              Officer